Exhibit 99.2
REVOCABLE PROXY
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS                     , 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Corporate Property Associates 14 Incorporated appoints Susan C. Hyde and Gordon F. DuGan, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Corporate Property Associates 14 Incorporated at the Special Meeting of Stockholders to be held on                     , 2006 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:
PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
INSTRUCTIONS FOR VOTING YOUR PROXY
WE ARE NOW OFFERING STOCKHOLDERS THREE ALTERNATIVE WAYS OF VOTING THIS PROXY:
•	BY TELEPHONE (using a touch-tone telephone)
•	THROUGH THE INTERNET
•	BY MAIL (traditional method)
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting.
TELEPHONE VOTING
•	This method of voting is available for residents of the U.S. and Canada
•	On a touch-tone telephone, call TOLL FREE , 24 hours a day, seven days a week
INTERNET VOTING
•	Visit the Internet voting Website at WWW.PROXY.GEORGESON.COM
•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
VOTING BY MAIL
•	Simply mark, sign and date your proxy card and return it in the postage-paid envelope
•	IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE
PLEASE VOTE BY PLACING AN X IN ONE OF THE BOXES IN EACH VOTING CATEGORY BELOW, AND SIGN YOUR NAME AT THE BOTTOM OF THE CARD. YOU MUST PLACE AN X IN ONE, AND ONLY ONE, OF THE BOXES IN EACH VOTING CATEGORY IN ORDER FOR YOUR VOTE TO BE COUNTED. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

		FOR	AGAINST	ABSTAIN
If you wish to cast the same vote for all of the Proposals together, indicate your vote here.		☐	☐	☐
Alternatively, if you wish to vote for each Proposal separately, indicate your vote next to each Proposal below. Proposals 1 and 2 are described below.

Proposal 1	To approve the merger in which Corporate Property Associates 12 Incorporated (“CPA®:12”) will be merged with and into Corporate Property Associates 14 Incorporated (“CPA®:14”), or the merger, or alternatively, if such merger will not satisfy applicable requirements to qualify as a reorganization for U.S. federal income tax purposes, the merger of CPA®:12 and CPA®:14 with two separate subsidiaries of CPA:14 Holdings Inc., or the alternate merger, substantially on the terms set forth in the Agreement and Plan of Merger dated as of June 29, 2006, by and among CPA®:12, CPA®:14, CPA 12 Merger Sub Inc., CPI Holdings Incorporated (now known as CPA:14 Holdings Inc.), and CPA 14 Acquisition Inc., all as described in the Joint Proxy Statement/Prospectus.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Proposal 2	To transact such other business as may properly come before the CPA®:14 special meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the various proposals.	☐	☐	☐

DATED:	, 2006

SIGNATURE(S) of Stockholder

SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.